UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Open Energy Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4) Date Filed:

Open Energy Corporation

514 Via de la Valle, Suite 200

Solana Beach, California 92075

December 4, 2008

URGENT REMINDER – YOUR VOTE IS VERY IMPORTANT

Dear Open Energy Corporation Stockholder:

You have previously received proxy material in connection with the Annual Meeting of Stockholders of Open Energy Corporation to be held on December 22, 2008.  According to our latest records, your PROXY VOTE for this meeting HAS NOT BEEN RECEIVED.

Regardless of the number of shares you own, it is important they be represented at the meeting. Your vote matters to us. Even if you plan to attend the meeting, please vote your shares now so that your vote can be counted without delay.

Follow the instructions on the enclosed voting form to cast your ballot. Remember, your broker cannot vote your shares until you instruct him or her to do so.

Since time remaining is short, we urge you to please vote using one of the following methods:

•                  Using a touch-tone telephone, call the toll free # located on your Voting Instruction Form. Using your 12-digit control number located on your Voting Instruction Form, cast your vote.

•                  Vote over the internet at www.proxyvote.com using the 12-digit control number located on the Voting Instruction Form to cast your ballot immediately.

•                  Sign the proxy and mail it back in the enclosed postage-paid envelope prior to the meeting date.

Thank you in advance for your support.

Sincerely,

/s/ David A. Field
David A. Field
Chairman and CEO

IF YOU HAVE RECENTLY VOTED YOUR PROXY,

PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.